UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 1, 2012

CEREPLAST, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34689	91-2154289
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California 90245

(Address of principal executive offices) (Zip Code)

310-615-1900

(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Flr

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 1, 2012, Cereplast, Inc. (the “Company”) entered into an Exchange Agreement and a Forbearance Agreement with certain of the holders of the Company’s 7% Senior Subordinated Convertible Notes due 2016 (the “Notes”) issued pursuant to the Indenture dated as of May 24, 2011 (the “Indenture”), by and among the Company and Wells Fargo Bank, National Association, as Trustee.

Pursuant to the terms of the Exchange Agreement, certain of the holders agreed to convert the Notes into shares at an exchange rate of one share of the Company’s common stock for each $1.00 amount of the Notes exchanged.

Pursuant to the terms of the Forbearance Agreement, certain of the holders agreed to forbear from exercising their rights to require the Company to pay accrued interest on June 1, 2012 until the earlier of December 1, 2012 or the Company’s failure to meet certain milestones. In addition, pursuant to the terms of the Forbearance Agreement, the Company agreed to amend the conversion rate of the Notes as set forth in the Indenture to provide for an effective conversion rate of $1.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 6, 2012

CEREPLAST, INC.

/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer